Exhibit 10.7

AMENDMENT NO. 4 TO THE

ENSCO

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

THIS AMENDMENT No. 4, executed this 14th day of May 2012, and effective as of the time and/or dates specifically provided herein, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, effective January 1, 2004, the Company adopted the ENSCO Non-Employee Director Deferred Compensation Plan (the “Original Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the Original Plan during a regular meeting held on March 10, 2008;

WHEREAS, the Board, upon recommendation of the Committee, during its regular meeting held on August 4, 2009, approved Amendment No. 2 to the Original Plan during a regular meeting held on August 4, 2009;

WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 3 to the Original Plan on December 22, 2009;

WHEREAS, each issued and outstanding American depositary share (“ADS”) (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc (each an “UK Share”)) will be converted into the right to receive an UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the “Termination Date”);

WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 4 to the Original Plan to be effective as of Termination Date; and

WHEREAS, the Company now desires to adopt this Amendment No. 4 to the Original Plan in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on the Termination Date will be converted into one UK Share, and (B) the references to “Ensco ADS fund” in Section 7.2 of the Original Plan shall thereafter be read and considered to be references to the “Ensco UK Stock fund,” and (ii) make such other conforming changes to the Original Plan as determined necessary;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 4 to the Original Plan:

1. The following parenthetical, “(subsequently renamed ‘Ensco plc’),” is added to the first sentence of the sixth paragraph of Section 7.2 of the Original Plan between the terms “‘Ensco International plc’” and “(‘Ensco UK’)”.

2. The following is added to the end of the sixth paragraph of Section 7.2 of the Original Plan to read as follows:

Notwithstanding the foregoing to the contrary, on the “Termination Date”, each issued and outstanding Ensco ADS, including each Ensco ADS held by the Ensco ADS fund will be converted as an UK Share. The “Termination Date” shall be the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco UK, Citibank, N.A., as Depositary, and the holders and beneficial owners of the Ensco ADSs issued thereunder, and, on and after the Termination Date, the references to “Ensco ADS fund” in this Section 7.2 shall be read and considered to be references to the “Ensco UK Stock fund.” For this purpose, “UK Share” means a Class A ordinary share, par value US$0.10 of Ensco UK.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 4 to the Original Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

/s/ Douglas E. Hancock
By:	Douglas E. Hancock
Its:	Vice President and Treasurer

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